Exhibit 99.1

E V E R C O R E

EVERCORE REPORTS RECORD FULL YEAR AND FOURTH QUARTER RESULTS;

QUARTERLY DIVIDEND OF $0.31 PER SHARE

Highlights

•	Full Year Financial Summary

•	Record U.S. GAAP Net Revenues of $1.223 billion, up 34% compared to 2014

•	U.S. GAAP Net Income Attributable to Evercore Partners Inc. of $42.9 million, down 51% compared to 2014, or $0.98 per share, down 53% compared to 2014

•	Record Adjusted Pro Forma Net Revenues of $1.216 billion, up 33% compared to 2014

•	Record Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. of $171 million, up 38% compared to 2014, or $3.23 per share, up 25% compared to 2014

•	Fourth Quarter Financial Summary

•	Record U.S. GAAP Net Revenues of $408 million, up 27% compared to Q4 2014

•	U.S. GAAP Net Income Attributable to Evercore Partners Inc. of $20.6 million, down 26% compared to Q4 2014, or $0.45 per share, down 32% compared to Q4 2014

•	Record Adjusted Pro Forma Net Revenues of $404 million, up 26% compared to Q4 2014

•	Record Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. of $65 million, up 41% compared to Q4 2014, or $1.22 per share, up 36% compared to Q4 2014

•	Investment Banking

•	Announced two Advisory Senior Managing Directors in the first quarter; Bill Anderson, who will head the Firm’s Strategic Shareholder Advisory Business, and Jim Renwick, who will lead the European Equity Capital Markets Advisory capability.

•	Advising clients on significant transactions globally:

•	Advised DuPont on its successful defense in the largest proxy contest ever taken to a vote

•	Advising on two of the five largest M&A transactions announced in the US in 2015: DuPont on its $68 billion merger of equals with The Dow Chemical Company and EMC on its $67 billion sale to Dell and its owners

•	Advising Shire plc on its $34.9 billion acquisition of Baxalta Incorporated, as well as its $6.2 billion acquisition of Dyax Corp

•	Advising the Board of Directors of Targa Resources Corp. on its acquisition of Targa Resources Partners LP

•	Advising Cable & Wireless Communications Plc on its sale to Liberty Global plc

•	Advised Chesapeake Energy Corporation on its $3.9 billion Senior Notes exchange offer

•	Completed the first full year of operations of Evercore ISI, growing secondary and underwriting revenues and delivering full year operating margins of 19.0%

•	Investment Management

•	Completed the restructuring of our investment in Atalanta Sosnoff. After this restructuring, Assets Under Management in consolidated businesses were $8.2 billion

•	Returned $334.5 million of capital to shareholders during the year through dividends and repurchases, including $146.0 million in the fourth quarter. Quarterly dividend of $0.31 per share

NEW YORK, February 3, 2016 – Evercore Partners Inc. (NYSE: EVR) today announced that its U.S. GAAP Net Revenues were a record $1.223 billion for the twelve months ended December 31, 2015, an increase of 34% compared to $915.9 million for the twelve months ended December 31, 2014. U.S. GAAP Net Revenues were a record $408.2 million for the quarter ended December 31, 2015, compared to $321.9 million for the quarter ended December 31, 2014. U.S. GAAP Net Income Attributable to Evercore Partners Inc. for the twelve months ended December 31, 2015 was $42.9 million, or $0.98 per share, compared to $86.9 million, or $2.08 per share, for the same period last year. U.S. GAAP Net Income Attributable to Evercore Partners Inc. for the fourth quarter was $20.6 million, or $0.45 per share, compared to $27.7 million, or $0.66 per share, a year ago.

Adjusted Pro Forma Net Revenues were a record $1.216 billion for the twelve months ended December 31, 2015, an increase of 33% compared to $911.9 million for the twelve months ended December 31, 2014. Adjusted Pro Forma Net Revenues were a record $404.1 million for the quarter ended December 31, 2015, an increase of 26% compared to $320.9 million for the quarter ended December 31, 2014. Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. was a record $171.3 million for the twelve months ended December 31, 2015, up 38% compared to $124.3 million for the same period last year. Adjusted Pro Forma earnings per share was $3.23 for the twelve months ended December 31, 2015, up 25% in comparison to the prior year period. Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. was a record $64.7 million for the fourth quarter, up 41% compared to $45.9 million a year ago. Adjusted Pro Forma earnings per share was $1.22 for the quarter, up 36% in comparison to the prior year period.

The U.S. GAAP trailing twelve-month compensation ratio of 64.4% compares to 60.0% for the same period in 2014. The U.S. GAAP compensation ratio for the three months ended December 31, 2015 was 62.3%, compared to 59.7% for the quarter ended December 31, 2014. The Adjusted Pro Forma compensation ratio for the trailing twelve months was 57.8%, compared to 59.0% for the same period in 2014. The Adjusted Pro Forma compensation ratio for the current quarter was 58.6%, compared to 58.3% for the quarter ended December 31, 2014.

Evercore’s quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

“Evercore’s fourth quarter and full year 2015 results reflect solid performance by our Investment Banking business. We delivered our seventh consecutive year of significant growth in revenues and earnings and returned more than $334 million to our shareholders,” said Ralph Schlosstein, President and Chief Executive Officer. “Our advisory business performed strongly in key industry sectors, including Energy, Healthcare, Financial Institutions and TMT, with our European team delivering particularly strong growth. Our equity capital markets business grew revenues by more than 40%, serving as a bookrunner in a number of significant transactions. And our Evercore ISI team successfully executed our integration plan, growing revenues in the second half and sustaining that momentum in the early days of 2016. Our results are a testament to the investments we have made in the firm and our people, and our expanded capabilities to serve our growing client base around the globe.”

“This past year was a strong one for M&A volume around the world. And, Evercore advised on a series of the largest and most prominent transactions. Overall, our advisory business enjoyed the strongest results in the Firm’s history,” said Roger C. Altman, Executive Chairman.

Consolidated U.S. GAAP and Adjusted Pro Forma Selected Financial Data (Unaudited)

	U.S. GAAP
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014	% Change
	(dollars in thousands)
Net Revenues	$408,243	$308,951	$321,888	32%	27%	$1,223,273	$915,858	34%
Operating Income	$74,663	$11,898	$67,852	528%	10%	$128,670	$170,947	(25%)
Net Income Attributable to Evercore Partners Inc.	$20,602	$7,197	$27,732	186%	(26%)	$42,863	$86,874	(51%)
Diluted Earnings Per Share	$0.45	$0.16	$0.66	181%	(32%)	$0.98	$2.08	(53%)
Compensation Ratio	62.3%	63.9%	59.7%			64.4%	60.0%
Operating Margin	18.3%	3.9%	21.1%			10.5%	18.7%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014	% Change
	(dollars in thousands)
Net Revenues	$404,129	$305,633	$320,929	32%	26%	$1,216,421	$911,926	33%
Operating Income	$109,831	$73,454	$80,940	50%	36%	$292,514	$210,205	39%
Net Income Attributable to Evercore Partners Inc.	$64,717	$42,934	$45,900	51%	41%	$171,307	$124,279	38%
Diluted Earnings Per Share	$1.22	$0.81	$0.90	51%	36%	$3.23	$2.59	25%
Compensation Ratio	58.6%	57.4%	58.3%			57.8%	59.0%
Operating Margin	27.2%	24.0%	25.2%			24.0%	23.1%

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is an unaudited non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and then those results are adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units and Interests into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. For more information about the Adjusted Pro Forma basis of reporting used by management to evaluate the performance of Evercore and each line of business, including reconciliations of U.S. GAAP results to an Adjusted Pro Forma basis, see pages A-2 through A-11 included in Annex I. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management.

Business Line Reporting

Investment Banking

	U.S. GAAP
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking Revenues	$384,111	$285,561	$298,426	35%	29%	$1,133,860	$821,359	38%
Other Revenue, net	(71)	357	(991)	NM	93%	(2,945)	(1,722)	(71%)

Net Revenues	384,040	285,918	297,435	34%	29%	1,130,915	819,637	38%

Expenses:
Employee Compensation and Benefits	241,389	184,372	177,206	31%	36%	734,078	492,649	49%
Non-compensation Costs	65,283	66,324	52,558	(2%)	24%	241,811	160,494	51%
Special Charges	—	—	1,161	NM	NM	2,151	4,893	(56%)

Total Expenses	306,672	250,696	230,925	22%	33%	978,040	658,036	49%

Operating Income	$77,368	$35,222	$66,510	120%	16%	$152,875	$161,601	(5%)

Compensation Ratio	62.9%	64.5%	59.6%			64.9%	60.1%
Operating Margin	20.1%	12.3%	22.4%			13.5%	19.7%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking Revenues	$376,872	$278,436	$293,363	35%	28%	$1,112,287	$804,152	38%
Other Revenue, net	1,081	1,809	436	(40%)	148%	3,202	3,129	2%

Net Revenues	377,953	280,245	293,799	35%	29%	1,115,489	807,281	38%

Expenses:
Employee Compensation and Benefits	223,839	162,392	172,239	38%	30%	648,868	481,311	35%
Non-compensation Costs	51,283	51,576	44,753	(1%)	15%	197,882	133,914	48%

Total Expenses	275,122	213,968	216,992	29%	27%	846,750	615,225	38%

Operating Income	$102,831	$66,277	$76,807	55%	34%	$268,739	$192,056	40%

Compensation Ratio	59.2%	57.9%	58.6%			58.2%	59.6%
Operating Margin	27.2%	23.6%	26.1%			24.1%	23.8%

For the fourth quarter, Evercore’s Investment Banking segment reported Net Revenues of $378.0 million, which represents an increase of 29% year-over-year. Operating Income of $102.8 million increased 34% from the fourth quarter of last year. Operating Margins were 27.2% in comparison to 26.1% for the fourth quarter of last year. For the twelve months ended December 31, 2015, Investment Banking reported Net Revenues of $1.115 billion, an increase of 38% from last year. Year-to-date Operating Income of $268.7 million compared to $192.1 million last year, an increase of 40%. Year-to-date Operating Margins were 24.1% compared to 23.8% last year.

Revenues

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014	% Change
	(dollars in thousands)
Advisory Fees	$304,383	$215,657	$240,042	41%	27%	$843,921	$710,471	19%
Commissions and Related Fees	63,866	58,264	43,957	10%	45%	228,229	65,580	248%
Underwriting Fees	8,623	4,515	9,364	91%	(8%)	40,137	28,101	43%

Total Investment Banking Revenue	$376,872	$278,436	$293,363	35%	28%	$1,112,287	$804,152	38%

During the quarter, Investment Banking earned advisory fees from 222 client transactions (vs. 201 in Q4 2014) and fees in excess of $1 million from 68 client transactions (vs. 63 in Q4 2014). For the twelve months ended December 31, 2015, Investment Banking earned advisory fees from 484 client transactions (vs. 418 last year) and fees in excess of $1 million from 180 client transactions (vs. 173 last year).

During the fourth quarter of 2015, Commissions and Related Fees of $63.9 million increased 45% from last year, reflecting the inclusion of a full quarter’s results from the acquisition of ISI. Underwriting Fees of $8.6 million for the three months ended December 31, 2015 decreased 8% versus the prior year. During the twelve months ended December 31, 2015, Commissions and Related Fees of $228.2 million increased 248% from last year, reflecting the inclusion of a full year’s results from the acquisition of ISI. Underwriting Fees of $40.1 million for the twelve months ended December 31, 2015 increased 43% versus the prior year.

Evercore ISI, our U.S. equities business, reported Net Revenues of $245.5 million, including allocated U.S. underwriting revenues of $18.8 million for the twelve months ended December 31, 2015. Operating margins as contemplated for the performance targets of the Class G and H LP Interests, giving effect to just Commissions and Related Fees, for the twelve months ended December 31, 2015 were consistent with those assumed at the time of the closing of the transactions.

Expenses

Compensation costs were $223.8 million for the fourth quarter, an increase of 30% year-over-year. The trailing twelve-month compensation ratio was 58.2%, down from 59.6% a year ago. Evercore’s Investment Banking compensation ratio was 59.2% for the fourth quarter, up versus the compensation ratio reported for the three months ended December 31, 2014 of 58.6%. Year to-date compensation costs were $648.9 million, an increase of 35% from the prior year.

Non-compensation costs for the current quarter were $51.3 million, up 15% from the same period last year. The increase in non-compensation costs versus the same period in the prior year reflects the addition of personnel within most parts of the business, increased new business costs associated with higher levels of global transaction activity and higher professional fees. The ratio of non-compensation costs to net revenue for the current quarter was 13.6%, compared to 15.2% in the same quarter last year. Year-to-date non-compensation costs were $197.9 million, up 48% from the prior year. The ratio of non-compensation costs to revenue for the twelve months ended December 31, 2015 was 17.7%, compared to 16.6% last year, driven primarily by the higher non-compensation costs in the Evercore ISI equities business.

Investment Management

	U.S. GAAP
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014	% Change
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$24,731	$23,812	$25,258	4%	(2%)	$95,129	$98,751	(4%)
Other Revenue, net	(528)	(779)	(805)	32%	34%	(2,771)	(2,530)	(10%)

Net Revenues	24,203	23,033	24,453	5%	(1%)	92,358	96,221	(4%)

Expenses:
Employee Compensation and Benefits	13,141	13,003	15,011	1%	(12%)	54,097	56,867	(5%)
Non-compensation Costs	6,122	5,354	8,100	14%	(24%)	23,473	30,008	(22%)
Special Charges	7,645	28,000	—	(73%)	NM	38,993	—	NM

Total Expenses	26,908	46,357	23,111	(42%)	16%	116,563	86,875	34%

Operating Income (Loss)	$(2,705)	$(23,324)	$1,342	88%	NM	$(24,205)	$9,346	NM

Compensation Ratio	54.3%	56.5%	61.4%			58.6%	59.1%
Operating Margin	(11.2%)	(101.3%)	5.5%			(26.2%)	9.7%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014	% Change
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$26,002	$25,205	$26,985	3%	(4%)	$100,127	$103,385	(3%)
Other Revenue, net	174	183	145	(5%)	20%	805	1,260	(36%)

Net Revenues	26,176	25,388	27,130	3%	(4%)	100,932	104,645	(4%)

Expenses:
Employee Compensation and Benefits	13,141	13,003	15,011	1%	(12%)	54,097	56,867	(5%)
Non-compensation Costs	6,035	5,208	7,986	16%	(24%)	23,060	29,629	(22%)

Total Expenses	19,176	18,211	22,997	5%	(17%)	77,157	86,496	(11%)

Operating Income	$7,000	$7,177	$4,133	(2%)	69%	$23,775	$18,149	31%

Compensation Ratio	50.2%	51.2%	55.3%			53.6%	54.3%
Operating Margin	26.7%	28.3%	15.2%			23.6%	17.3%

Assets Under Management (in millions) (1)	$8,168	$13,329	$14,048	(39%)	(42%)	$8,168	$14,048	(42%)

(1)	Assets Under Management reflect end of period amounts from our consolidated subsidiaries and therefore exclude AUM of $5,297 million from Atalanta Sosnoff at December 31, 2015.

For the fourth quarter, Investment Management reported Net Revenues and Operating Income of $26.2 million and $7.0 million, respectively. Investment Management reported a fourth quarter Operating Margin of 26.7%. For the twelve months ended December 31, 2015, Investment Management reported Net Revenues and Operating Income of $100.9 million and $23.8 million, respectively. The year-to-date Operating Margin was 23.6%, compared to 17.3% last year.

As of December 31, 2015, including Atalanta Sosnoff, Investment Management reported $13.5 billion of AUM, an increase of 1% from September 30, 2015. On December 31, 2015 the Company restructured its investment in Atalanta Sosnoff such that its results will be reflected on the equity method of accounting in 2016. Had this been done at the beginning of 2015, it would have reduced revenues in the Investment Management business by $21.6 million, without a significant effect on operating income. AUM excluding Atalanta Sosnoff was $8.2 billion at December 31, 2015.

Revenues

Investment Management Revenue

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014	% Change
	(dollars in thousands)
Investment Advisory and Management Fees
Wealth Management	$8,831	$8,650	$8,235	2%	7%	$34,659	$30,827	12%
Institutional Asset Management (1)	12,129	11,088	11,418	9%	6%	46,026	45,821	—%
Private Equity	1,390	1,391	2,023	—%	(31%)	5,603	8,127	(31%)

Total Investment Advisory and Management Fees	22,350	21,129	21,676	6%	3%	86,288	84,775	2%

Realized and Unrealized Gains
Institutional Asset Management	549	686	1,325	(20%)	(59%)	3,681	6,067	(39%)
Private Equity	1,827	1,933	2,225	(5%)	(18%)	5,086	7,858	(35%)

Total Realized and Unrealized Gains	2,376	2,619	3,550	(9%)	(33%)	8,767	13,925	(37%)

Equity in Earnings of Affiliates (2)	1,276	1,457	1,759	(12%)	(27%)	5,072	4,685	8%

Investment Management Revenues	$26,002	$25,205	$26,985	3%	(4%)	$100,127	$103,385	(3%)

(1)	Management fees from Institutional Asset Management were $12.1 million, $11.2 million and $11.5 million for the three months ended December 31, 2015, September 30, 2015 and December 31, 2014, respectively, and $46.1 million and $45.9 million for the twelve months ended December 31, 2015 and 2014, respectively, on a U.S. GAAP basis, excluding the reduction of revenues for client-related expenses.
(2)	Equity in G5 | Evercore - Wealth Management and ABS on a U.S. GAAP basis are reclassified from Investment Management Revenue to Income from Equity Method Investments.

Investment Advisory and Management Fees of $22.4 million for the quarter ended December 31, 2015 increased 3% compared to the same period a year ago, driven primarily by higher fees in Wealth Management and Institutional Asset Management, partially offset by lower fees in Private Equity.

Realized and Unrealized Gains of $2.4 million in the quarter decreased relative to the prior year, with the change relative to the prior period driven principally by lower Institutional Asset Management gains.

Equity in Earnings of Affiliates of $1.3 million in the quarter decreased relative to the prior year principally as a result of lower income earned in the fourth quarter of 2015 by ABS and G5 | Evercore.

Expenses

Investment Management’s fourth quarter expenses were $19.2 million, down 17% compared to the fourth quarter of 2014. Year-to-date Investment Management expenses were $77.2 million, down 11% from a year ago.

Other U.S. GAAP Adjustments

Evercore’s Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. for the three and twelve months ended December 31, 2015 was higher than U.S. GAAP as a result of the exclusion of expenses associated with awards granted in conjunction with certain of the Company’s acquisitions, Special Charges, certain other business acquisition-related charges and professional fees.

Acquisition-related compensation charges for 2015 include expenses associated with performance-based awards granted in conjunction with the Company’s acquisition of ISI. The amount of expense is based on the determination that it is probable that Evercore ISI will achieve certain earnings and margin targets in future periods.

Special Charges for 2015 include charges resulting from the restructuring of our investment in Atalanta Sosnoff in the fourth quarter, primarily related to the conversion of certain of Atalanta Sosnoff’s profits interests held by management to equity interests. Special Charges for 2015 also include a charge for the impairment of goodwill in the Institutional Asset Management reporting unit, charges related to separation benefits and costs associated with the termination of certain contracts within Evercore ISI, as well as a charge related to the finalization of a matter associated with the wind-down of the Company’s U.S. Private Equity business.

Acquisition and Transition charges for 2015 include professional fees incurred and costs related to transitioning ISI’s infrastructure, including certain regulatory settlements. Acquisition-related charges for 2015 also include adjustments to contingent consideration related to certain acquisitions.

In addition, for Adjusted Pro Forma purposes, client related expenses have been presented as a reduction from Revenues and Non-compensation costs.

Evercore’s Adjusted Pro Forma Diluted Shares Outstanding for the three and twelve months ended December 31, 2015 were higher than U.S. GAAP as a result of the inclusion of Evercore LP partnership units, as well as the assumed vesting of certain acquisition-related shares, LP Units/Interests and unvested restricted stock units granted to Lexicon and ISI employees.

Further details of these adjustments, as well as an explanation of similar amounts for the three and twelve months ended December 31, 2014 and the three months ended September 30, 2015, are included in Annex I, pages A-2 to A-11.

Non-controlling Interests

Non-controlling Interests in certain operating subsidiaries are owned by the principals and strategic investors in these businesses. Evercore’s equity ownership percentages in these operating businesses range from 61% to 72%. For the periods ended December 31, 2015, September 30, 2015 and December 31, 2014 the gain (loss) allocated to non-controlling interests was as follows:

	Net Gain (Loss) Allocated to Noncontrolling Interests
	Three Months Ended			Twelve Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
	(dollars in thousands)
Segment
Investment Banking (1)	$1,621	$248	$1,315	$1,956	$(2,885)
Investment Management (1)	1,201	1,360	965	4,000	4,032

Total	$2,822	$1,608	$2,280	$5,956	$1,147

(1)	The difference between Adjusted Pro Forma and U.S. GAAP Noncontrolling Interests relates primarily to the allocation of income to noncontrolling interests held at Evercore LP and intangible amortization expense for certain acquisitions, which we exclude from the Adjusted Pro Forma results. See pages A-2 through A-3 for further information.

Income Taxes

For the three and twelve months ended December 31, 2015, Evercore’s Adjusted Pro Forma effective tax rate was 37.5% and 37.3%, respectively, compared to 38.8% and 37.8%, respectively, for the three and twelve months ended December 31, 2014. Changes in the effective tax rate are principally driven by the level of earnings in businesses with minority owners and earnings generated outside of the U.S.

For the three and twelve months ended December 31, 2015, Evercore’s U.S. GAAP effective tax rate was approximately 60.9% and 57.2%, respectively, compared to 43.9% and 39.0%, respectively, for the three and twelve months ended December 31, 2014. The effective tax rate for U.S. GAAP purposes for 2015 reflects significant adjustments relating to the tax treatment of compensation associated with Evercore LP Units/Interests, state, local and foreign taxes, and other adjustments.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $492.6 million at December 31, 2015. Current assets exceed current liabilities by $341.0 million at December 31, 2015. Amounts due related to the Long-Term Notes Payable and Subordinated Borrowings were $141.8 million at December 31, 2015.

Capital Transactions

On February 1, 2016, the Board of Directors of Evercore declared a quarterly dividend of $0.31 per share to be paid on March 11, 2016 to common stockholders of record on February 26, 2016.

During the three months ended December 31, 2015 the Company repurchased approximately 2.5 million shares at an average cost per share of $52.60, including 2.4 million shares from our transaction with Mizuho on November 10, 2015, and a total of 5.5 million shares/units in the twelve months ended December 31, 2015 at an average price of $51.66.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, February 3, 2016, accessible via telephone and the internet. Investors and analysts may participate in the live conference call by dialing (877) 359-9508 (toll-free domestic) or (224) 357-2393 (international); passcode: 30834334. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); passcode: 30834334. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Established in 1995, Evercore is a leading global independent investment banking advisory firm. Evercore advises a diverse set of investment banking clients on a wide range of transactions and issues and provides institutional investors with high quality equity research, sales and trading execution that is free of the conflicts created by proprietary activities. The firm also offers investment management services to high net worth and institutional investors. With 28 offices in North America, Europe, South America and Asia, Evercore has the scale and strength to serve clients globally through a focused and tailored approach designed to meet their unique needs. More information about Evercore can be found on the Company’s website at www.evercore.com.

Investor Contact:	Robert B. Walsh
Chief Financial Officer, Evercore
+1.212.857.3100

Media Contact:	Dana Gorman
The Abernathy MacGregor Group, for Evercore
+1.212.371.5999

Basis of Alternative Financial Statement Presentation

Adjusted Pro Forma results are a non-GAAP measure. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect management’s view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to Adjusted Pro Forma results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2014, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2015 AND 2014

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenues
Investment Banking Revenue	$384,111	$298,426	$1,133,860	$821,359
Investment Management Revenue	24,731	25,258	95,129	98,751
Other Revenue	2,603	2,431	11,259	11,292

Total Revenues	411,445	326,115	1,240,248	931,402
Interest Expense (1)	3,202	4,227	16,975	15,544

Net Revenues	408,243	321,888	1,223,273	915,858

Expenses
Employee Compensation and Benefits	254,530	192,217	788,175	549,516
Occupancy and Equipment Rental	12,072	11,581	47,703	41,202
Professional Fees	14,810	14,068	50,817	45,429
Travel and Related Expenses	16,251	12,957	55,388	40,015
Communications and Information Services	8,777	7,549	36,372	18,818
Depreciation and Amortization	6,815	5,397	27,927	16,263
Special Charges	7,645	1,161	41,144	4,893
Acquisition and Transition Costs	2,951	590	4,890	5,828
Other Operating Expenses	9,729	8,516	42,187	22,947

Total Expenses	333,580	254,036	1,094,603	744,911

Income Before Income from Equity Method Investments and Income Taxes	74,663	67,852	128,670	170,947
Income from Equity Method Investments	2,016	1,799	6,050	5,180

Income Before Income Taxes	76,679	69,651	134,720	176,127
Provision for Income Taxes	46,703	30,542	77,030	68,756

Net Income	29,976	39,109	57,690	107,371
Net Income Attributable to Noncontrolling Interest	9,374	11,377	14,827	20,497

Net Income Attributable to Evercore Partners Inc.	$20,602	$27,732	$42,863	$86,874

Net Income Attributable to Evercore Partners Inc. Common Shareholders	$20,602	$27,732	$42,863	$86,874

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	38,681	36,337	37,161	35,827
Diluted	45,480	41,912	43,699	41,843

Net Income Per Share Attributable to Evercore Partners Inc. Common Shareholders:
Basic	$0.53	$0.76	$1.15	$2.42
Diluted	$0.45	$0.66	$0.98	$2.08

(1)	Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Pro Forma Results

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units, other IPO related restricted stock unit awards, as well as Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to Lexicon and ISI employees, into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.	Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, in Employee Compensation and Benefits, resulting from the vesting of Class E LP Units issued in conjunction with the acquisition of ISI, as well as Class G and H LP Interests. The amount of expense for the Class G and H LP Interests is based on the determination that it is probable that Evercore ISI will achieve certain earnings and margin targets in 2015 and in future periods. The Adjusted Pro Forma results assume these LP Units and certain Class G and H LP Interests have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units, and related awards, is excluded from Adjusted Pro Forma results, and the noncontrolling interest related to these units is converted to controlling interest. The Company’s Management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted equity interests, and thus the Adjusted Pro Forma results reflect the exchange of certain vested and unvested Evercore LP partnership units and interests and IPO related restricted stock unit awards into Class A shares.

2.	Adjustments Associated with Business Combinations. The following charges resulting from business combinations have been excluded from Adjusted Pro Forma results because the Company’s Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:

a.	Amortization of Intangible Assets and Other Purchase Accounting-related Amortization. Amortization of intangible assets and other purchase accounting-related amortization from the acquisitions of ISI, SFS and certain other acquisitions.

b.	Compensation Charges. Expenses for deferred consideration issued to the sellers of certain of the Company’s acquisitions.

c.	Acquisition and Transition Costs. Primarily professional fees incurred and costs related to transitioning ISI’s infrastructure, including certain regulatory settlements.

d.	Fair Value of Contingent Consideration. The expense associated with changes in the fair value of contingent consideration issued to the sellers of certain of the Company’s acquisitions is excluded from Adjusted Pro Forma results.

3.	Client Related Expenses. Client related expenses and provisions for uncollected receivables have been classified as a reduction of revenue in the Adjusted Pro Forma presentation. The Company’s Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

4.	Professional Fees. The expense associated with share-based awards resulting from increases in the share price, which is required upon change in employment status, is excluded from Adjusted Pro Forma results.

5.	Special Charges. Expenses during 2015 primarily related to a charge for the impairment of goodwill in the Institutional Asset Management reporting unit and charges related to the restructuring of our investment in Atalanta Sosnoff during the fourth quarter, primarily related to the conversion of certain of Atalanta Sosnoff’s profits interests held by management to equity interests. Special Charges for 2015 also include separation benefits and costs associated with the termination of certain contracts within the Company’s Evercore ISI business, as well as the finalization of a matter associated with the wind-down of the Company’s U.S. Private Equity business. Expenses during 2014 primarily related to separation benefits and certain exit costs related to combining the equities business upon the ISI acquisition during 2014 and a provision recorded in 2014 against contingent consideration due on the 2013 disposition of Pan.

6.	Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. This assumption is consistent with the assumption that certain Evercore LP Units and interests are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company. In addition, the Adjusted Pro Forma presentation reflects the netting of changes in the Company’s Tax Receivable Agreement against Income Tax Expense.

7.	Presentation of Interest Expense. The Adjusted Pro Forma results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company’s Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Pro Forma Investment Banking and Investment Management Operating Income is presented before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.

8.	Presentation of Income from Equity Method Investments. The Adjusted Pro Forma results present Income from Equity Method Investments within Revenue as the Company’s Management believes it is a more meaningful presentation.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

(dollars in thousands)

(UNAUDITED)

	Three Months Ended			Twelve Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net Revenues - U.S. GAAP	$408,243	$308,951	$321,888	$1,223,273	$915,858
Client Related Expenses (1)	(7,984)	(6,661)	(5,135)	(22,625)	(17,753)
Income from Equity Method Investments (2)	2,016	929	1,799	6,050	5,180
Interest Expense on Debt (3)	1,854	2,414	2,166	9,617	8,430
Other Purchase Accounting-related Amortization (7a)	—	—	211	106	211

Net Revenues - Adjusted Pro Forma	$404,129	$305,633	$320,929	$1,216,421	$911,926

Compensation Expense - U.S. GAAP	$254,530	$197,375	$192,217	$788,175	$549,516
Amortization of LP Units / Interests and Certain Other Awards (4)	(17,550)	(21,980)	(3,399)	(83,673)	(3,399)
Other Acquisition Related Compensation Charges (5)	—	—	(1,568)	(1,537)	(7,939)

Compensation Expense - Adjusted Pro Forma	$236,980	$175,395	$187,250	$702,965	$538,178

Operating Income - U.S. GAAP	$74,663	$11,898	$67,852	$128,670	$170,947
Income from Equity Method Investments (2)	2,016	929	1,799	6,050	5,180

Pre-Tax Income - U.S. GAAP	76,679	12,827	69,651	134,720	176,127
Amortization of LP Units / Interests and Certain Other Awards (4)	17,550	21,980	3,399	83,673	3,399
Other Acquisition Related Compensation Charges (5)	—	—	1,568	1,537	7,939
Special Charges (6)	7,645	28,000	1,161	41,144	4,893
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (7a)	3,245	4,898	2,405	14,229	3,033
Acquisition and Transition Costs (7b)	2,951	538	590	4,890	4,712
Professional Fees (7c)	—	—	—	—	1,672
Fair Value of Contingent Consideration (7d)	(93)	2,797	—	2,704	—

Pre-Tax Income - Adjusted Pro Forma	107,977	71,040	78,774	282,897	201,775
Interest Expense on Debt (3)	1,854	2,414	2,166	9,617	8,430

Operating Income - Adjusted Pro Forma	$109,831	$73,454	$80,940	$292,514	$210,205

Provision for Income Taxes - U.S. GAAP	$46,703	$7,392	$30,542	$77,030	$68,756
Income Taxes (8)	(6,265)	19,106	52	28,604	7,593

Provision for Income Taxes - Adjusted Pro Forma	$40,438	$26,498	$30,594	$105,634	$76,349

Net Income Attributable to Evercore Partners Inc. - U.S. GAAP	$20,602	$7,197	$27,732	$42,863	$86,874
Amortization of LP Units / Interests and Certain Other Awards (4)	17,550	21,980	3,399	83,673	3,399
Other Acquisition Related Compensation Charges (5)	—	—	1,568	1,537	7,939
Special Charges (6)	7,645	28,000	1,161	41,144	4,893
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (7a)	3,245	4,898	2,405	14,229	3,033
Acquisition and Transition Costs (7b)	2,951	538	590	4,890	4,712
Professional Fees (7c)	—	—	—	—	1,672
Fair Value of Contingent Consideration (7d)	(93)	2,797	—	2,704	—
Income Taxes (8)	6,265	(19,106)	(52)	(28,604)	(7,593)
Noncontrolling Interest (9)	6,552	(3,370)	9,097	8,871	19,350

Net Income Attributable to Evercore Partners Inc. - Adjusted Pro Forma	$64,717	$42,934	$45,900	$171,307	$124,279

Diluted Shares Outstanding - U.S. GAAP	45,480	44,334	41,912	43,699	41,843
LP Units (10a)	7,501	8,749	9,211	9,261	5,929
Unvested Restricted Stock Units - Event Based (10a)	12	12	12	12	12
Acquisition Related Share Issuance (10b)	—	—	136	51	233

Diluted Shares Outstanding - Adjusted Pro Forma	52,993	53,095	51,271	53,023	48,017

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$0.45	$0.16	$0.66	$0.98	$2.08
Diluted Earnings Per Share - Adjusted Pro Forma	$1.22	$0.81	$0.90	$3.23	$2.59

Compensation Ratio - U.S. GAAP	62.3%	63.9%	59.7%	64.4%	60.0%
Compensation Ratio - Adjusted Pro Forma	58.6%	57.4%	58.3%	57.8%	59.0%

Operating Margin - U.S. GAAP	18.3%	3.9%	21.1%	10.5%	18.7%
Operating Margin - Adjusted Pro Forma	27.2%	24.0%	25.2%	24.0%	23.1%

Effective Tax Rate - U.S. GAAP	60.9%	57.6%	43.9%	57.2%	39.0%
Effective Tax Rate - Adjusted Pro Forma	37.5%	37.3%	38.8%	37.3%	37.8%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

TRAILING TWELVE MONTHS

(dollars in thousands)

(UNAUDITED)

	Consolidated
	Twelve Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014
Net Revenues - U.S. GAAP	$1,223,273	$1,136,918	$915,858
Client Related Expenses (1)	(22,625)	(19,776)	(17,753)
Income from Equity Method Investments (2)	6,050	5,833	5,180
Interest Expense on Debt (3)	9,617	9,929	8,430
Other Purchase Accounting-related Amortization (7a)	106	317	211

Net Revenues - Adjusted Pro Forma	$1,216,421	$1,133,221	$911,926

Compensation Expense - U.S. GAAP	$788,175	$725,862	$549,516
Amortization of LP Units / Interests and Certain Other Awards (4)	(83,673)	(69,522)	(3,399)
Other Acquisition Related Compensation Charges (5)	(1,537)	(3,105)	(7,939)

Compensation Expense - Adjusted Pro Forma	$702,965	$653,235	$538,178

Compensation Ratio - U.S. GAAP (a)	64.4%	63.8%	60.0%
Compensation Ratio - Adjusted Pro Forma (a)	57.8%	57.6%	59.0%

	Investment Banking
	Twelve Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014
Net Revenues - U.S. GAAP	$1,130,915	$1,044,310	$819,637
Client Related Expenses (1)	(22,551)	(19,675)	(17,702)
Income from Equity Method Investments (2)	978	278	495
Interest Expense on Debt (3)	6,041	6,105	4,640
Other Purchase Accounting-related Amortization (7a)	106	317	211

Net Revenues - Adjusted Pro Forma	$1,115,489	$1,031,335	$807,281

Compensation Expense - U.S. GAAP	$734,078	$669,895	$492,649
Amortization of LP Units / Interests and Certain Other Awards (4)	(83,673)	(69,522)	(3,399)
Other Acquisition Related Compensation Charges (5)	(1,537)	(3,105)	(7,939)

Compensation Expense - Adjusted Pro Forma	$648,868	$597,268	$481,311

Compensation Ratio - U.S. GAAP (a)	64.9%	64.1%	60.1%
Compensation Ratio - Adjusted Pro Forma (a)	58.2%	57.9%	59.6%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2015

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended December 31, 2015				Twelve Months Ended December 31, 2015
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$384,111	$(7,239	)(1)(2)	$376,872	$1,133,860	$(21,573	)(1)(2)	$1,112,287
Other Revenue, net	(71)	1,152	(3)	1,081	(2,945)	6,147	(3)(7a)	3,202

Net Revenues	384,040	(6,087)		377,953	1,130,915	(15,426)		1,115,489

Expenses:
Employee Compensation and Benefits	241,389	(17,550	)(4)	223,839	734,078	(85,210	)(4)(5)	648,868
Non-compensation Costs	65,283	(14,000	)(7)	51,283	241,811	(43,929	)(7)	197,882
Special Charges	—	—		—	2,151	(2,151	)(6)	—

Total Expenses	306,672	(31,550)		275,122	978,040	(131,290)		846,750

Operating Income (a)	$77,368	$25,463		$102,831	$152,875	$115,864		$268,739

Compensation Ratio (b)	62.9%			59.2%	64.9%			58.2%
Operating Margin (b)	20.1%			27.2%	13.5%			24.1%

	Investment Management Segment
	Three Months Ended December 31, 2015				Twelve Months Ended December 31, 2015
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$24,731	$1,271	(1)(2)	$26,002	$95,129	$4,998	(1)(2)	$100,127
Other Revenue, net	(528)	702	(3)	174	(2,771)	3,576	(3)	805

Net Revenues	24,203	1,973		26,176	92,358	8,574		100,932

Expenses:
Employee Compensation and Benefits	13,141	—		13,141	54,097	—		54,097
Non-compensation Costs	6,122	(87	)(7)	6,035	23,473	(413	)(7)	23,060
Special Charges	7,645	(7,645	)(6)	—	38,993	(38,993	)(6)	—

Total Expenses	26,908	(7,732)		19,176	116,563	(39,406)		77,157

Operating Income (Loss) (a)	$(2,705)	$9,705		$7,000	$(24,205)	$47,980		$23,775

Compensation Ratio (b)	54.3%			50.2%	58.6%			53.6%
Operating Margin (b)	(11.2%)			26.7%	(26.2%)			23.6%

(a)	Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2015

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2015
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$285,561	$(7,125	)(1)(2)	$278,436
Other Revenue, net	357	1,452	(3)	1,809

Net Revenues	285,918	(5,673)		280,245

Expenses:
Employee Compensation and Benefits	184,372	(21,980	)(4)	162,392
Non-compensation Costs	66,324	(14,748	)(7)	51,576

Total Expenses	250,696	(36,728)		213,968

Operating Income (a)	$35,222	$31,055		$66,277

Compensation Ratio (b)	64.5%			57.9%
Operating Margin (b)	12.3%			23.6%

	Investment Management Segment
	Three Months Ended September 30, 2015
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$23,812	$1,393	(1)(2)	$25,205
Other Revenue, net	(779)	962	(3)	183

Net Revenues	23,033	2,355		25,388

Expenses:
Employee Compensation and Benefits	13,003	—		13,003
Non-compensation Costs	5,354	(146	)(7)	5,208
Special Charges	28,000	(28,000	)(6)	—

Total Expenses	46,357	(28,146)		18,211

Operating Income (Loss) (a)	$(23,324)	$30,501		$7,177

Compensation Ratio (b)	56.5%			51.2%
Operating Margin (b)	(101.3%)			28.3%

(a)	Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2014

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended December 31, 2014				Twelve Months Ended December 31, 2014
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$298,426	$(5,063	)(1)(2)	$293,363	$821,359	$(17,207	)(1)(2)	$804,152
Other Revenue, net	(991)	1,427	(3)(7a)	436	(1,722)	4,851	(3)(7a)	3,129

Net Revenues	297,435	(3,636)		293,799	819,637	(12,356)		807,281

Expenses:
Employee Compensation and Benefits	177,206	(4,967	)(4)(5)	172,239	492,649	(11,338	)(4)(5)	481,311
Non-compensation Costs	52,558	(7,805	)(7)	44,753	160,494	(26,580	)(7)	133,914
Special Charges	1,161	(1,161	)(6)	—	4,893	(4,893	)(6)	—

Total Expenses	230,925	(13,933)		216,992	658,036	(42,811)		615,225

Operating Income (a)	$66,510	$10,297		$76,807	$161,601	$30,455		$192,056

Compensation Ratio (b)	59.6%			58.6%	60.1%			59.6%
Operating Margin (b)	22.4%			26.1%	19.7%			23.8%

	Investment Management Segment
	Three Months Ended December 31, 2014				Twelve Months Ended December 31, 2014
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$25,258	$1,727	(1)(2)	$26,985	$98,751	$4,634	(1)(2)	$103,385
Other Revenue, net	(805)	950	(3)	145	(2,530)	3,790	(3)	1,260

Net Revenues	24,453	2,677		27,130	96,221	8,424		104,645

Expenses:
Employee Compensation and Benefits	15,011	—		15,011	56,867	—		56,867
Non-compensation Costs	8,100	(114	)(7)	7,986	30,008	(379	)(7)	29,629

Total Expenses	23,111	(114)		22,997	86,875	(379)		86,496

Operating Income (a)	$1,342	$2,791		$4,133	$9,346	$8,803		$18,149

Compensation Ratio (b)	61.4%			55.3%	59.1%			54.3%
Operating Margin (b)	5.5%			15.2%	9.7%			17.3%

(a)	Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Financial Data

For further information on these Adjusted Pro Forma adjustments, see page A-2.

(1)	Client related expenses and provisions for uncollected receivables have been reclassified as a reduction of revenue in the Adjusted Pro Forma presentation.

(2)	Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted Pro Forma presentation.

(3)	Interest Expense on Debt is excluded from the Adjusted Pro Forma Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP Basis.

(4)	Expenses incurred from the assumed vesting of Class E LP Units and Class G and H LP Interests issued in conjunction with the acquisition of ISI are excluded from the Adjusted Pro Forma presentation.

(5)	Expenses for deferred consideration issued to the sellers of certain of the Company’s acquisitions are excluded from the Adjusted Pro Forma presentation.

(6)	Expenses during 2015 primarily related to a $28.5 million charge for the impairment of goodwill in the Institutional Asset Management reporting unit and charges of $7.1 million related to the restructuring of our investment in Atalanta Sosnoff during the fourth quarter, primarily related to the conversion of certain of Atalanta Sosnoff’s profits interests held by management to equity interests. Expenses during 2015 also include charges of $2.2 million related to separation benefits and costs associated with the termination of certain contracts within the Company’s Evercore ISI business, as well as $3.3 million related to the finalization of a matter associated with the wind-down of the Company’s U.S. Private Equity business. Expenses during 2014 primarily related to separation benefits and certain exit costs related to combining the equities business upon the ISI acquisition during 2014 and a provision recorded in 2014 against contingent consideration due on the 2013 disposition of Pan.

(7)	Non-compensation Costs on an Adjusted Pro Forma basis reflect the following adjustments:

	Three Months Ended December 31, 2015
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$12,072	$—		$12,072	$10,427	$1,645
Professional Fees	14,810	(3,523	)(1)	11,287	9,576	1,711
Travel and Related Expenses	16,251	(4,211	)(1)	12,040	11,459	581
Communications and Information Services	8,777	(25	)(1)	8,752	8,171	581
Depreciation and Amortization	6,815	(3,245	)(7a)	3,570	2,786	784
Acquisition and Transition Costs	2,951	(2,951	)(7b)	—	—	—
Other Operating Expenses	9,729	(132	)(1)(7d)	9,597	8,864	733

Total Non-compensation Costs	$71,405	$(14,087)		$57,318	$51,283	$6,035

	Three Months Ended September 30, 2015
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$11,717	$—		$11,717	$10,675	$1,042
Professional Fees	13,410	(1,823	)(1)	11,587	9,939	1,648
Travel and Related Expenses	12,567	(3,631	)(1)	8,936	8,454	482
Communications and Information Services	9,295	(11	)(1)	9,284	8,825	459
Depreciation and Amortization	8,398	(4,898	)(7a)	3,500	2,463	1,037
Acquisition and Transition Costs	538	(538	)(7b)	—	—	—
Other Operating Expenses	15,753	(3,993	)(1)(7d)	11,760	11,220	540

Total Non-compensation Costs	$71,678	$(14,894)		$56,784	$51,576	$5,208

	Three Months Ended December 31, 2014
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$11,581	$—		$11,581	$9,845	$1,736
Professional Fees	14,068	(2,324	)(1)	11,744	8,773	2,971
Travel and Related Expenses	12,957	(2,744	)(1)	10,213	9,618	595
Communications and Information Services	7,549	—	(1)	7,549	6,902	647
Depreciation and Amortization	5,397	(2,194	)(7a)	3,203	2,230	973
Acquisition and Transition Costs	590	(590	)(7b)	—	—	—
Other Operating Expenses	8,516	(67	)(1)	8,449	7,385	1,064

Total Non-compensation Costs	$60,658	$(7,919)		$52,739	$44,753	$7,986

	Twelve Months Ended December 31, 2015
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$47,703	$—		$47,703	$42,005	$5,698
Professional Fees	50,817	(7,929	)(1)	42,888	36,343	6,545
Travel and Related Expenses	55,388	(13,030	)(1)	42,358	40,163	2,195
Communications and Information Services	36,372	(60	)(1)	36,312	34,086	2,226
Depreciation and Amortization	27,927	(14,123	)(7a)	13,804	10,081	3,723
Acquisition and Transition Costs	4,890	(4,890	)(7b)	—	—	—
Other Operating Expenses	42,187	(4,310	)(1)(7d)	37,877	35,204	2,673

Total Non-compensation Costs	$265,284	$(44,342)		$220,942	$197,882	$23,060

	Twelve Months Ended December 31, 2014
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$41,202	$—		$41,202	$34,424	$6,778
Professional Fees	45,429	(8,325	)(1)(7c)	37,104	27,577	9,527
Travel and Related Expenses	40,015	(9,808	)(1)	30,207	27,759	2,448
Communications and Information Services	18,818	(13	)(1)	18,805	16,700	2,105
Depreciation and Amortization	16,263	(2,822	)(7a)	13,441	7,909	5,532
Acquisition and Transition Costs	5,828	(4,712	)(7b)	1,116	1,116	—
Other Operating Expenses	22,947	(1,279	)(1)	21,668	18,429	3,239

Total Non-compensation Costs	$190,502	$(26,959)		$163,543	$133,914	$29,629

(7a)	The exclusion from the Adjusted Pro Forma presentation of expenses associated with amortization of intangible assets and other purchase accounting-related amortization from the acquisitions of ISI, SFS and certain other acquisitions.

(7b)	Primarily professional fees incurred and costs related to transitioning ISI’s infrastructure, including certain regulatory settlements.
(7c)	The expense associated with share-based awards resulting from increases in the share price, which is required upon change in employment status, is excluded from Adjusted Pro Forma results.
(7d)	The expense associated with changes in the fair value of contingent consideration issued to the sellers of certain of the Company’s acquisitions is excluded from Adjusted Pro Forma results.
(8)	Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, adjustments have been made to Evercore’s effective tax rate assuming that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that, historically, adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. In addition, the Adjusted Pro Forma presentation reflects the netting of changes in the Company’s Tax Receivable Agreement against Income Tax Expense.
(9)	Reflects adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted Pro Forma presentation.
(10a)	Assumes the vesting, and exchange into Class A shares, of certain Evercore LP partnership units and interests and IPO related restricted stock unit awards in the Adjusted Pro Forma presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP partnership units are anti-dilutive.
(10b)	Assumes the vesting of all Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to Lexicon employees in the Adjusted Pro Forma presentation. In the computation of outstanding common stock equivalents for U.S. GAAP, these Shares and Restricted Stock Units are reflected using the Treasury Stock Method.